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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We hereby consent to the incorporation by reference of our report dated March 14, 2002 appearing in this Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 2001, in the following Registration Statements of Cox Communications, Inc. and to the reference to us under the heading "Experts" in the Registration Statements on Form S-3:

Form	File No.
S-8	33-80993
S-8	33-80995
S-8	33-91506
S-8	333-44399
S-8	333-43764
S-8	333-85055
S-8	333-43738
S-3	333-03766
S-3	333-82575
S-3	333-82575-01
S-3	333-82575-02
S-3	333-54450
S-3	333-54450-01
S-3	333-59150
S-3	333-65102
S-3	333-65102-01

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 26, 2002

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INDEPENDENT AUDITORS' CONSENT